                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ]    Preliminary Proxy Statement
[  ]    Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         PEREGRINE PHARMACEUTICALS, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)

.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

      4)   Proposed maximum aggregate value of transaction:
           .....................................................................
      *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]   Fee previously paid by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount previously paid:

      ..........................................................................
      2)   Form, Schedule or Registration Statement No.:
      ..........................................................................
      3)   Filing Party:
      ..........................................................................
      4)   Date Filed:
      ..........................................................................

                                August [ ], 2002


Dear Stockholder:

         We invite you to attend our Annual Meeting of Stockholders on Tuesday, October 22, 2002, at the Irvine Marriott Hotel in Irvine, California. At the meeting, you will be asked to vote (i) for the election of our directors, (ii) to approve an amendment to our Certificate of Incorporation to increase the number of our authorized shares of Common Stock by 25,000,000, (iii) to approve our prior sale of 500,000 shares of our Common Stock to Mr. Swartz, one of our directors, in connection with a transaction in November 2001 in which we sold an aggregate of 5,750,000 shares pursuant to a shelf registration statement and
(iv) should such compliance become necessary in the future for the purpose of complying with Nasdaq Marketplace Rule 4350(i)(1)(D), to approve the prior sale of an aggregate of $9,000,000 of Common Stock (or securities convertible into Common Stock, including the issuance of any securities upon conversion thereof).

         You will also hear an update on the Company and have a chance to meet our directors and executive officers.

         This booklet includes the formal notice of meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director candidates.

         For those stockholders with an e-mail account and access to the Internet, you may be able to access http://www.proxyvote.com to vote your shares over the Internet. This electronic means of communication is quick and convenient and can save the Company a substantial amount of money in postage costs.

         Even if you only own a few shares, we want your shares to be represented at the meeting. Whether or not you attend the meeting, please vote your shares either by returning your proxy card or, if eligible, by voting by telephone or Internet as soon as possible. The enclosed proxy card contains instructions on how to vote by telephone or over the Internet. We hope you'll be able to attend the meeting and we look forward to seeing you on October 22nd.

                                            Sincerely yours,


                                             -----------------------------------
                                             Edward J. Legere
                                             PRESIDENT & CHIEF EXECUTIVE OFFICER

================================================================================

           14272 FRANKLIN AVENUE, SUITE 100, TUSTIN, CALIFORNIA 92780

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 22, 2002


To Our Stockholders:

         We would like to inform you, our stockholders, of the 2002 Annual Meeting of Stockholders of Peregrine Pharmaceuticals, Inc.

DATE AND TIME:
--------------

         Tuesday, October 22, 2002 at 10:00 a.m., Pacific Time

LOCATION:
---------

         Irvine Marriott
         18000 Von Karman Avenue
         Irvine, California  92612

PURPOSE:
--------

         1)       Elect four directors;
         2)       Ratify appointment of independent auditors;
         3)       Approve amendment to Certificate of Incorporation;
         4)       Approve sale of Common Stock to Mr. Swartz;
         5) Approve, should such compliance become necessary in the future for the purpose of complying with Nasdaq Marketplace Rule 4350(i)(1)(D), the prior sale of an aggregate of $9,000,000 of our Common Stock (or securities convertible into our Common Stock, including the issuance of any securities upon conversion thereof); and
         6)       Conduct other business that is properly raised.

         Only stockholders of record at the close of business on August 26, 2002, will be entitled to vote at the meeting.

         Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope, or vote by telephone or over the Internet, if eligible, by following the instructions on the proxy card.

                                             By Order of the Board of Directors,


                                             -----------------------------------
                                             Paul J. Lytle
                                             VICE PRESIDENT,
                                             FINANCE & ACCOUNTING
                                             CORPORATE SECRETARY

Tustin, California
August [ ], 2002

                               GENERAL INFORMATION


GENERAL INFORMATION

         We sent you these proxy materials because the Board of Directors of Peregrine Pharmaceuticals, Inc. ("Peregrine" or the "Company") is soliciting your proxy to vote your common shares at the Annual Meeting. This Proxy Statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. On September 13, 2002, we began mailing proxy materials to all stockholders of record at the close of business on August 26, 2002.

SOLICITATION OF PROXIES

         Our Board of Directors are soliciting the enclosed proxy. We will make proxy solicitations by mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock to forward the proxy soliciting materials to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. We do not expect to engage an outside firm to solicit votes.

WHO MAY VOTE

         Stockholders of Peregrine, as recorded in our stock register at the close of business on August 26, 2002, may vote at the Annual Meeting. Each share of Peregrine's Common Stock is entitled to one vote. As of August 26, 2002, there were [ ] shares of our Common Stock outstanding and entitled to vote.

HOW TO VOTE

There are three ways to vote by proxy:

         (1) You can vote by mail by signing, dating and mailing the enclosed proxy card;
         (2) You can use the toll-free telephone number on your proxy card (if eligible); or
         (3) You can vote over the Internet by following the instructions on the proxy card (if eligible);

         You may also vote in person at the meeting. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW DO PROXIES WORK

         Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

         If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of all other proposals.

         You may receive more than one voting or proxy card depending on how you hold your shares. If you hold shares through someone else, such as a broker, you may get material from them asking how you want to vote.

REVOKING A PROXY

         You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying Peregrine in writing at the following address. Your most current proxy card or telephone or Internet vote is the one that is counted.

                         PEREGRINE PHARMACEUTICALS, INC.
                         Attn.: Corporate Secretary
                         14272 Franklin Avenue, Suite 100
                         Tustin, California  92780

WHAT IS A QUORUM

         In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

VOTES NEEDED

         Directors are elected by a plurality of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected to that slot. Approval of the other proposals requires the favorable vote of a majority of the shares present at the meeting, either by proxy or in person. Abstentions and broker non-votes have the same effect as a vote against matters other than director elections, since they count in determining whether the shares are present, but not as a vote for those matters.

                              ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

         The first proposal on the agenda for the Annual Meeting will be electing four directors to serve until the next annual meeting or until their successors are elected. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below. Under Delaware law, the four nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect.

         Each of the nominees is an incumbent director. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

         The following is a brief biography of each nominee. You will find information on their holdings of Peregrine Common Stock in the "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" section on page 12.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

         CARLTON M. JOHNSON was appointed a director on November 3, 1999. Since 1996, Mr. Johnson has served as legal counsel for Swartz Investments, LLC. Mr. Johnson has been an active member of the Alabama State Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997. He has been a shareholder in the Florida AV rated, Bar registered firm of Smith, Sauer,

DeMaria & Johnson and Vice President and President-Elect of the 600 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned his degree in History/Political Science at Auburn University and his Juris Doctor at Samford University - Cumberland School of Law.

         EDWARD J. LEGERE was appointed our President and Chief Executive Officer in April 2001, and was re-appointed as a director on December 29, 1999. Prior to that, Mr. Legere served as a director of Peregrine from October 28, 1992 until September 8, 1998. Prior to joining Peregrine, Mr. Legere was President of Unified Management Corp., a business management, trade and consulting company, from September 1992. Since December 1995, Mr. Legere has been the general partner of Biotechnology Development, Ltd., a biotechnology development and investment partnership located in Las Vegas, Nevada. Mr. Legere holds a B.S. degree in international business from Florida Atlantic University in Boca Raton, Florida and a M.B.A. from the University of Chicago, Chicago, Illinois.

         ERIC S. SWARTZ was appointed a director on November 3, 1999. Mr. Swartz is the founder and President of Swartz Investments, LLC, which he started in 1993. Mr. Swartz was previously a Vice President at Bear Stearns & Co. specializing in foreign institutional equity investments in U.S. securities. Prior to that, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. Mr. Swartz has approximately 19 years of experience in the securities business.

         CLIVE R. TAYLOR, M.D., PH.D. has served as a director of the Company since November 2, 1988. He is professor of pathology at the University of Southern California, Chairman of the Department of Pathology and Dean of Educational Affairs. Currently, Dr. Taylor serves as a director of Laboratories for the Los Angeles County Medical Center and is on the attending staff of the Kenneth Norris, Jr. Cancer Hospital and Research Institute. Dr. Taylor also serves as director on three privately held companies. He received his M.D. degree from Cambridge University and his Ph.D. from Oxford University and is board certified by the American Board of Pathology in Anatomic and Clinical Pathology.

DIRECTORS COMPENSATION

         Directors who also are Company employees receive no compensation for serving as directors. In addition, a director is not compensated for attending meetings of Committees of the Board of Directors on which such director serves. Non-employee directors are compensated at the discretion of the Board.

         During fiscal year 2002, the Company granted Dr. Taylor an option to purchase up to 195,000 shares of the Company's Common Stock at an exercise price of $1.28 per share, which was equal to the fair market value of the Company's Common Stock on the date of grant. The option vests over 24 equal monthly installments. In addition, Dr. Taylor received $24,000 during fiscal year 2002 for scientific professional fees unrelated to his services as a non-employee director.

         Mr. Johnson received $59,000 during fiscal year 2002 for consulting services provided to the Company beyond his duties as a non-employee director.

         During fiscal year 2002, the Company granted Mr. Swartz an option to purchase up to 350,000 shares of the Company's Common Stock at an exercise price of $2.48 per share, which was equal to the fair market value of the Company's Common Stock on the date of grant. With respect to this option, Mr. Swartz could purchase up to 100,000 shares of the Company's Common Stock on the date of grant. The remaining option to purchase up to 250,000 shares of Common Stock vests over 24 equal monthly installments.

         Under an Equity Line of Credit during the fiscal year 2002, the Company issued 458,109 shares of Common Stock, warrants to purchase up to 45,809 shares of Common Stock and paid cash commissions of $387,000, as placement agent fees to Dunwoody Brokerage Services, Inc. Mr. Swartz has a contractual right to 50% of the placement agent fees paid to Dunwoody Brokerage Services, Inc. During fiscal year 2002, Dunwoody Brokerage Services, Inc. assigned 50% of the shares and warrants to Mr. Swartz. The Equity Line of Credit was consummated in June

1998 when Mr. Swartz had no Board affiliation with the Company. During September 2001, the Company issued all available shares under the Equity Line of Credit and, therefore, the Equity Line of Credit was immediately terminated.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

         There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held 11 formal meetings during the fiscal year ended April 30, 2002. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2002.

         The Organization and Compensation Committee reviews employee and incentive compensation plans, the Company's Stock Option and Purchase Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. The Organization and Compensation Committee held 11 meetings during the fiscal year ended April 30, 2002. In addition, the Committee reviews the effectiveness of the overall Company organization and the Board of Directors, including nominating individuals to serve as members of the Board of Directors. The Committee's members are Mr. Eric S. Swartz and Dr. Clive R. Taylor.

         The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and quarterly reviews, and reviewing internal accounting controls. The Audit Committee held 5 meetings during the fiscal year ended April 30, 2002. The current Audit Committee members are Mr. Carlton M. Johnson, Mr. Eric S. Swartz, and Dr. Clive R. Taylor. The Board of Directors has adopted a charter for the Audit Committee in June 2000. We are in compliance with our Audit Committee Charter and The Nasdaq Stock Market requirements.


             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Each year, the Board of Directors appoints an Audit Committee to review the Company's financial matters. Each member of the Audit Committee meets the independence requirements set by The Nasdaq Stock Market. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be hired as the Company's independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company's financial statements be included in its annual report. The Audit Committee has taken the following steps in making its recommendation that the Company's financial statements be included in its annual report:

         1. The Audit Committee discussed with Ernst & Young LLP, the Company's independent accountants for fiscal year ended April 30, 2002, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

         2. The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

         3. The Audit Committee reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's audited consolidated balance sheet at April 30, 2002, and consolidated statements of income, cash flows and stockholders' equity for the fiscal year ended April 30, 2002.

         Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company's financial statements be included in its annual report for its fiscal year ended April 30, 2002. The Audit Committee also recommended to the Board the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending April 30, 2003.

                                              Respectfully submitted by:

                                              /s/ The Audit Committee
                                              ----------------------------------
                                              Carlton M. Johnson
                                              Eric S. Swartz
                                              Clive R. Taylor, M.D., Ph.D.


         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



                   RATIFY APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 2 ON THE PROXY CARD)

         The next proposal on the agenda for the Annual Meeting will be ratifying the Board's appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003. Ernst & Young LLP served in this capacity for each of the three years ended April 30, 2002, and has reported on the Company's fiscal year 2002 consolidated financial statements. During the three fiscal years ended April 30, 2002, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Audit Committee recommended to the Board that Ernst & Young LLP be re-appointed for fiscal year 2003.

         Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         AUDIT FEES

         Fees paid to Ernst & Young LLP for our fiscal year 2002 audit and the reviews of our quarterly financial statements amounted to $88,000.

         ALL OTHER FEES

         Fees paid to Ernst & Young LLP for all other professional services rendered to us during fiscal year 2002 were approximately $52,000. These services were primarily related to the review of other reports, such as registration statements, filed with the Securities and Exchange Commission and taxation services.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.


     APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
              INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
                           (ITEM 3 ON THE PROXY CARD)

         The next proposal on the agenda for the Annual Meeting will be to approve the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock by 25,000,000 from 150,000,000 to 175,000,000. The form of the proposed amendment is attached hereto as Exhibit A (the "Amended Certificate"). The Board of Directors has approved the increase in authorized shares of Common Stock of the Company from 150,000,000 to 175,000,000. As of August 16, 2002, the Company had 118,397,000
shares of Common Stock issued and outstanding. Also, as of August 16, 2002, options to purchase a total of 10,909,000 shares of Common Stock and warrants to purchase a total of 20,590,000 shares of Common Stock were outstanding. As such, as of August 16, 2002, the Company has up to 104,000 shares of Common Stock available to raise additional capital. In addition, the Company may issue up to an additional 4,412,000 shares of Common Stock upon the conversion of convertible debentures issued on August 9, 2002 at an initial conversion price of $0.85 per share. If the increase in authorized Common Stock is approved, there will be 20,692,000 shares of authorized and unissued Common Stock (assuming the full conversion of convertible debentures issued on August 9, 2002 at an initial conversion price of $0.85 per share).

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, may be dilutive to the existing stockholders.

         The Board desires to have additional authorized shares of Common Stock for future business and financial purposes. The Board believes that the proposed increase in the number of authorized shares of Common Stock will facilitate the Company's efforts to raise additional capital to fund its clinical trial program, research and development and the expansion of its contract manufacturing business (conducted by its wholly-owned subsidiary, Avid Bioservices, Inc.). The additional shares may be issued, without further stockholder approval, for various purposes, including (without limitation) raising capital, providing equity incentives to employees, officers or directors, and establishing certain strategic relationships with other companies, as well as stock dividends to existing stockholders. If the stockholders do not approve this proposal to increase the number of authorized shares, the Company may not be able to arrange the financing necessary to sustain its existing operations beyond May 2003 or may require the Company to immediately hold a special stockholders meeting to seek approval to increase the authorized number of shares of Common Stock.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK.


                  APPROVAL OF SALE OF COMMON STOCK TO DIRECTOR
                           (ITEM 4 ON THE PROXY CARD)

         The next proposal on the agenda for the Annual Meeting will be approving the Company's prior sale of Common Stock to a director, Mr. Eric Swartz. On November 19, 2001, we received $5,750,000 under a Common Stock Purchase Agreement in exchange for the issuance of 5,750,000 shares of our Common Stock and warrants to purchase up to 1,725,000 shares of our Common Stock at an exercise price of $1.00 per share. The sale was registered on our Form S-3 shelf registration statement. The purchase price paid by all the investors was $1.00 per share as determined in arms-length negotiations with the third party investors. The average closing price of our Common Stock for the ten trading days prior to the transaction closing was $1.51 per share. The closing price of our Common Stock on November 19, 2001 was $1.88 per share after the announcement of the financing.

         After the terms of the transaction were negotiated by the third party investors, Mr. Eric Swartz, a director of the Company, also invested $500,000 (8.7% of the total proceeds) in exchange for 500,000 shares of the Company's Common Stock and warrants to purchase up to 150,000 shares of Common Stock at an exercise price of $1.00. The Company was subsequently informed by The Nasdaq Stock Market ("Nasdaq") that the sale of shares to a director of the Company required shareholder approval in order for the Company to be in compliance with Nasdaq Market Rule 4350. Following discussions with Nasdaq, the Company agreed to solicit shareholder approval for the sale to Mr. Swartz. Pending shareholder approval, Mr. Swartz has agreed (i) not to sell, assign, or transfer such shares of Common Stock, (ii) to withhold from any proxy vote with respect to such shares and (iii) not to receive any dividend or other distribution with respect to such shares.

         In the event that the shareholders do not approve the sale to Mr. Swartz, the Company and Mr. Swartz must rescind the transaction, with the Company returning to Mr. Swartz the sum of $500,000 in exchange for the 500,000 shares of our Common Stock and the cancellation of a warrant to purchase up to 150,000 shares of Common Stock.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE SALE OF THE 500,000 SHARES OF OUR COMMON STOCK TO MR. SWARTZ.


     APPROVAL, PURSUANT TO NASDAQ MARKETPLACE RULE 4350(i)(1)(D), OF SALE OF
                                   SECURITIES
                           (ITEM 5 ON THE PROXY CARD)

INTRODUCTION

         Although we are not required to seek shareholder approval under Rule 4350(i)(1)(D), as described below, if circumstances arise where the Company must raise more money in the equity market to sustain its operations, and at such time our stock price is below certain price thresholds (described below), such financing could trigger price resets which would then require us to obtain your approval to the transactions described below.

         Although we currently do not plan to issue stock below the price thresholds mentioned below, if market conditions force us into that situation, it will take approximately three months and over $100,000 to seek your approval at a future date. The time it would take to gain your approval at a future date combined with the significant expense could be a significant risk to the Company. This risk can be avoided by asking for your approval now to enter into such a future transaction is case market conditions force us to sell stock below the price thresholds mentioned below. As such, the Board of Directors believes it is in the best interest of the Company to avoid this risk by asking for your approval at this Annual Meeting.

         The Company goal is to raise capital needed to provide funding for its continued research and development, Phase III and other clinical trials and contract manufacturing initiatives, as well as for general working capital purposes. In order to meet these capital needs, the Company has sought financing from various sources and determined that an equity investment through the issuance and sale of equity securities and/or convertible debt would provide the greatest value to our Company and stockholders.

SUMMARY OF TRANSACTIONS

         As part of this plan, on August 9, 2002, the Company entered into a private placement with four investors under a Securities Purchase Agreement ("SPA"), whereby the Company issued convertible debentures ("Debentures") for aggregate gross proceeds equal to $3,750,000. The Debentures earn interest at a rate of 6% per annum payable in cash semi-annually. Under the terms of the Debenture, the principal amount is convertible, at the option of the holder (or automatically upon our Common Stock trading at a certain price level for a certain period of time), into a number of shares of Common Stock calculated by dividing the unpaid principal amount of the Debenture by the conversion price of $0.85 per share ("Conversion Price"). If we enter into any financing transactions (with certain defined exceptions) within 18 months following the date the registration statement is declared effective by the Securities and Exchange Commission (the "Reset Period"), at a per share price less than the Conversion Price, the Conversion Price will be reset to the lower price for all outstanding Debentures.

         Under the SPA, the Debenture holders were also granted warrants to purchase an aggregate of 3,308,827 shares of Common Stock, which was calculated as follows: 75% of the quotient obtained by dividing the aggregate principal amount of the Debenture by the initial Conversion Price. The warrants have a 4-year term and are exercisable 6 months after the date of issuance at an exercise price of $0.75 per share (the "Exercise Price"). The Exercise Price of the warrants may also be reduced to a lower price if, during the Reset Period, we enter into a financing transaction at a per share price less than the Exercise Price.

         Under the same SPA, we sold an aggregate of 1,923,078 shares of Common Stock to two investors for gross proceeds of $1,250,000. In conjunction with the sale of Common Stock, we issued warrants to purchase up to an aggregate of 1,442,309 shares of Common Stock. The warrants have a 4-year term and are exercisable 6 months after the date of issuance at an exercise price of $0.71 per share. The exercise price of these warrants is subject to a reset provision which is similar to that of the above described warrants. In addition, if the Company enters into any financing transaction during the Reset Period at a per share price less than the purchase price of $0.65 per share ("Adjusted Purchase Price"), then each investor will receive an adjustment warrant equal to (1) the number of shares of Common Stock that would have been issued to such investor on the closing date at the Adjusted Purchase Price less (2) the number of shares of Common Stock actually issued to such investor on the closing date. The adjustment warrant is priced at an exercise price of $0.001 per share and shall expire 4 years from the closing date as defined in the SPA.

         We also entered into a Registration Rights Agreement with the investors under the SPA pursuant to which we agreed to register their resale of all shares of Common Stock issued or to be issued upon conversion of the Debentures and exercise of the warrants.

         Also on August 9, 2002, pursuant to a second Securities Purchase Agreement, (the "Purchase Agreement"), the Company sold 3,298,462 shares of Common Stock at a negotiated price of $0.65 per share in exchange for gross proceeds of $2,144,000 to one investor. In conjunction with this offering, the Company issued a warrant to purchase up to an aggregate 4,648,846 shares of Common Stock. The warrant has a 4-year term and is exercisable 6 months after the date of issuance at an exercise price of $0.71 per share. This warrant contains an exercise price reset provision similar to those described above. In addition, if the Company enters into any financing transaction within 18 months following the date the registration statement is declared effective by the Commission at a per share price less than the purchase price of $0.65 per share ("Adjusted Price"), then the investor will receive an adjustment warrant equal to (1) the number of shares of Common Stock that would have been issued to such investor on the closing date at the Adjusted Price less (2) the number of shares of Common Stock actually issued to such investor on the closing date. The adjustment warrant is priced at an exercise price of $0.001 per share and shall expire 4 years from the closing date as defined in the Purchase Agreement.

         We also entered into a Registration Rights Agreement with the investor under the Purchase Agreement pursuant to which we agreed to register the resale of all shares of Common Stock issued or to be issued upon exercise of the warrants.

         Also as part of our financing plan, on August 13, 2002, the Company sold 2,900,000 shares of Common Stock for gross proceeds of $1,856,000 under its shelf registration statement on Form S-3 No. 333-71086 ("Shelf Purchase Agreement"). No warrants were issued in connection with this transaction.

         Estimated maximum placement agent fees under the SPA, Purchase Agreement and Shelf Purchase Agreement (collectively, the "Transactions") amounted to approximately $800,000 to be paid in cash from the gross proceeds we received. Final placement agent fees have not been determined as of August 16, 2002.

APPLICABILITY OF RULE 4350

         As our Common Stock is listed on the Nasdaq Stock Market, we must comply with all of Nasdaq's listing rules, including Rule 4350, which sets forth certain corporate governance standards for issuers whose securities are listed on The Nasdaq Stock Market. Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of securities equal to 20% or more of the Common Stock (or securities convertible into Common Stock) or 20% or more of the voting power of the company outstanding before the issuance if the sale price of the securities is less than the greater of the book or market value of the securities.

         At the time we executed the above transactions, the number of shares of Common Stock which we would have had to issue to the investors, assuming all Debentures were converted at the initial conversion price and all warrants were exercised at the initial exercise price, would have been 21,933,287, which would have represented approximately 19.9% of our then current outstanding Common Stock. There is, however, a potential that we would have to issue in excess of 20% of our outstanding Common Stock due to reset provisions applicable to the Debenture conversion price and the warrant exercise prices, as well as the possibility that we may have to issue adjustment warrants. Because of this possibility, the transaction documents contained provisions which capped the maximum number of shares that we would be obligated to issue to the investors at a number equal to 19.99% of the current outstanding Common Stock. As such, we were not required to solicit your approval of the Transactions prior to entering into them.

         In the event that, due to future resets in the Debenture conversion price or the warrant exercise prices, or the issuance of adjustment warrants, we become obligated to issue in the aggregate a number of shares of Common Stock in excess of the 20% threshold, any investor who is unable to convert a Debenture or exercise a warrant has the right to require us to seek stockholder approval in accordance with Rule 4350(i)(D) at that time. Because of this possibility, we have decided to seek your approval under Rule 4350(i)(D) at our Annual Meeting, thereby saving the time and costs associated with a separate solicitation should such need arise. Investors in the above described transactions will not be entitled to vote on this proposal.

         You should note that, in the event that our stockholders do not approve this proposal, under no circumstances would we issue a number of shares of Common Stock under the transaction documents equal to or in excess of 20% of our outstanding Common Stock as of the closing date of the transactions.

         Please also note that neither the approval nor disapproval of the transactions will result in any change in the terms of the underlying transactions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE SALE OF THE SECURITIES IN THE TRANSACTIONS WHICH WOULD ENABLE US TO ISSUE, SHOULD THE NEED ARISE, A NUMBER OF SHARES OF COMMON STOCK EQUAL TO OR IN EXCESS OF 20% OF THE NUMBER OF SHARES WE HAD OUTSTANDING AT THE TIME WE CLOSED THE RELEVANT TRANSACTIONS.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 30, 2002.

                     NAME                       AGE                            POSITION
     -------------------------------------    --------    ---------------------------------------------------
     Edward J. Legere                           39        President & Chief Executive Officer, and a
                                                          Director

     K.A. Ajit-Simh                             49        Vice President, Quality Assurance (also Vice
                                                          President of Quality Systems & Regulatory Affairs
                                                          of Avid Bioservices, Inc.)

     Terrence G. Chew, M.D.                     55        Senior Vice President, Regulatory & Clinical
                                                          Affairs

     Steven W. King                             38        Vice President, Technology & Product Development
                                                          (also President of Avid Bioservices, Inc.)

     Paul J. Lytle                              34        Vice President, Finance & Accounting and
                                                          Corporate Secretary (also Chief Financial Officer
                                                          and Secretary of Avid Bioservices, Inc.)

     Richard A. Richieri                        37        Vice President, Manufacturing for Avid
                                                          Bioservices, Inc.

     Carlton M. Johnson                         42        Director

     Eric S. Swartz                             46        Director

     Clive R. Taylor, M.D., Ph.D.               57        Director

         K.A. AJIT-SIMH started with Peregrine on January 2, 2002 as our Vice President of Quality Assurance. Mr. Ajit-Simh also serves as the Vice President of Quality Systems & Regulatory Affairs of Avid Bioservices, Inc. Mr. Ajit-Simh has been working in the Pharmaceutical / Biotechnology industry for more than twenty years. He began his career at Mallinckrodt Medical and subsequently worked in increasingly senior positions at Cambridge Medical, Baxter Health Care Corporation, Abbott Biotech. and Cytel Corporation in Operations, Manufacturing, Quality and Regulatory Compliance. Mr. Ajit-Simh received his undergraduate degree in Biology and Chemistry and a graduate degree in Cell Biology from St. Louis University, St. Louis, Missouri. Since 1994 he has been affiliated as an instructor in the department of BioScience at the University of California, San Diego teaching courses in Quality Control / Assurance and Regulatory Compliance. In 1999 he was appointed as an Adjunct Professor in the Department of Pharmaceutical Sciences and BioDevice Development which offers a Graduate Degree in Regulatory Affairs. Mr. Ajit-Simh has lectured nationally and internationally in the areas of quality and compliance and has taught at the PDA, an international association for pharmaceutical science and technology.

         TERRENCE G. CHEW, M.D. started with Peregrine on August 30, 1999 as the Vice President of Regulatory and Clinical Affairs. Prior to joining Peregrine, Dr. Chew worked for SkyePharma Inc., a publicly traded pharmaceutical company, where he guided the clinical development and regulatory program for a drug that resulted in FDA approval. Prior to SkyePharma Inc., he was Medical Research Director at Agouron Pharmaceuticals from 1996 to 1998 where he was involved in all phases of clinical development of several oncology compounds. Previous to this, Dr. Chew held clinical research and medical positions with Johnson &

Johnson Company and Rhone-Poulenc Rorer Corporation (now Aventis). In addition to his academic experience that includes positions as Medical Director at Saint Francis Memorial Hospital, and Assistant Clinical Professor (Oncology) at University of California, Davis, Dr. Chew also spent 14 years in the private practice of oncology and hematology. He holds a Bachelors Degree in Biochemistry from the University of California, Berkeley, and received his M.D. from the University of California, Los Angeles.

         STEVEN W. KING was appointed our Vice President of Technology and Product Development in February 2000. Mr. King joined Peregrine in 1997 in the capacity of Director of Research and Development. Mr. King also serves as the President of our wholly-owned subsidiary, Avid Bioservices, Inc. Mr. King was previously employed at a company named Peregrine we acquired in 1997, which held the rights to the Vascular Targeting Agent technology. In 1998, he was promoted to Senior Director of Research and Development and has been responsible for all product development and radiolabeling programs. Mr. King previously worked with Dr. Phillip Thorpe, inventor of the Company's VTA technology, at the University of Texas Southwestern Medical Center at Dallas and is a co-inventor on over 25 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field.

         PAUL J. LYTLE was appointed our Vice President of Finance and Accounting on February 15, 2000 and later appointed Corporate Secretary on June 19, 2000. Mr. Lytle started with the Company in March 1997 as the Company's Corporate Controller. Mr. Lytle currently oversees the Finance & Accounting Department, SEC Reporting, Human Resources and Information Technology. Mr. Lytle also serves as the Chief Financial Officer and Corporate Secretary of Avid Bioservices, Inc. Prior to joining Peregrine, Mr. Lytle worked for Deloitte & Touche LLP, a Big 5 Accounting Firm, from 1992 to 1997, where he coordinated, planned, supervised, and consulted on financial audits for clients in various industries, including biotechnology, healthcare, manufacturing and service related entities. Prior to Deloitte & Touche LLP, Mr. Lytle worked in the retail branch division for two separate banking institutions. Mr. Lytle holds a Bachelor of Science in Business Administration from the California State University at Long Beach and is a certified public accountant in the State of California.

         RICHARD A. RICHIERI was appointed our Vice President of Manufacturing of Avid Bioservices, Inc. on January 7, 2002. Mr. Richieri started with Peregrine in October 1996 as a Senior Process Engineer. Mr. Richieri is currently responsible for all aspects of manufacturing including process development and scale-up activities for the products produced by Avid Bioservices, Inc. Prior to joining Peregrine, Mr. Richieri worked in the Fermentation Department at Xoma Corporation where he was responsible for large-scale manufacturing and cell culture process development. Mr. Richieri received his M.S. degree from the University of California, San Diego studying the dependency of antibody production on cell cycle kinetics and holds a B.S. degree from the University of California, Los Angeles in Chemical Engineering. Mr. Richieri is published in the field of antibody production, is an active member of ISPE, and is licensed in the State of California to manufacture pharmaceutical products.

         A detailed discussion of the directors, including the President & Chief Executive Officer, can be found under "ELECTION OF DIRECTORS" on page 2.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The table below shows how much Common Stock each executive named in the "Summary Compensation Table" on page 14 and each non-employee director and nominee beneficially owned as of August 16, 2002. No other person or entity owned more than 5% of the Company's Common Stock.

                                                                           BENEFICIAL OWNERSHIP OF
                                                                                COMMON STOCK
                                                                  ------------------------------------------
                                                                   NUMBER OF SHARES
              DIRECTORS AND NAME EXECUTIVE OFFICERS                       (A)                 PERCENT (B)
  --------------------------------------------------------------- ------------------------  ----------------
  Carlton M. Johnson                                                      433,333  (C)             *
  Edward J. Legere                                                      9,718,738  (D)            7.79%
  Eric S. Swartz                                                        3,351,259  (E)            2.80%
  Clive R. Taylor, M.D., Ph.D.                                          1,987,792  (F)            1.65%
  K.A. Ajit-Simh                                                           20,000  (G)             *
  Terrence G. Chew, M.D.                                                  505,717  (H)             *
  Steven W. King                                                          451,042  (I)             *
  Paul J. Lytle                                                           338,792  (J)             *
  Richard A. Richieri                                                     201,458  (K)             *
                                                                  ------------------------  ----------------
  All Directors and Named Executive Officers as a Group
  (9 in number)                                                        17,008,131  (L)           13.08%
-------------------

* Represents less than 1% of the outstanding shares of Common Stock of the Company.

(A) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(B) Percentages for the Common Stock computed on the basis of 118,396,749 shares outstanding at August 16, 2002, plus shares that could be acquired by each director, nominee for director or Named Executive Officer individually through the exercise of stock options and warrants during the 60-day period ending October 25, 2002.

(C) Represents 433,333 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2002.

(D) Includes 2,723,809 shares of Common Stock owned by Biotechnology Development, Ltd. and an aggregate of 6,400,000 shares of Common Stock issuable upon exercise of warrants owned by Biotechnology Development, Ltd. Biotechnology Development, Ltd. is a Nevada limited partnership controlled by Mr. Legere.

(E) Includes (i) 874,744 shares of Common Stock issuable upon the exercise of outstanding stock options and warrants owned by Eric S. Swartz (ii) 236,000 shares of Common Stock owned by Swartz Ventures, Inc. and (iii) 419,750 shares of Common Stock issuable upon the exercise of warrants owned by Swartz Ventures, Inc. Mr. Swartz has sole control over Swartz Ventures, Inc.

(F) Includes 1,968,792 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2002.

(G) Represents 20,000 shares of Common Stock issuable upon the exercise of an outstanding stock option exercisable during the 60-day period ending October 25, 2002.

(H) Represents 505,717 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2002.

(I) Represents 449,042 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2002.

(J) Represents 338,792 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2002.

(K) Represents 201,458 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 25, 2002.

(L)      Includes the securities described in (C), (D), (E), (F), (G), (H), (I),
         (J) and (K).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During September 1995, the Company entered into an agreement with Cancer Therapeutics, Inc. whereby the Company granted to Cancer Therapeutics, Inc. the exclusive right to sublicense TNT to a major pharmaceutical company solely in the Peoples Republic of China for a period of 10 years, subject to the major pharmaceutical company obtaining product approval within 36 months. In exchange for this right, the major pharmaceutical company would be required to fund not less than $3,000,000 for research and development expenses of Cancer Therapeutics related to TNT and the Company would retain exclusive rights to all research, product development and data outside of the Peoples Republic of China. The technology was then sublicensed to Brilliance Shanghai Pharmaceuticals, Inc. ("Brilliance"). In addition, the Company is entitled to receive 50% of all revenues received by Cancer Therapeutics with respect to its sublicensing of TNT to Brilliance. During March 2001, the Company extended the exclusive licensing period granted to Cancer Therapeutics, which now expires on December 31, 2016. Dr. Clive Taylor, a member of the Company's Board of Directors, owns 26% of Cancer Therapeutics and is an officer and director of Cancer Therapeutics. Dr. Taylor has abstained from voting at meetings of the Company's Board of Directors on any matters relating to Cancer Therapeutics or Brilliance. Through fiscal year ended April 30, 2002, Cancer Therapeutics has not derived any revenues from its agreement with Brilliance.

         Under the Shelf, during November 2001, the Company received $5,750,000 under a Common Stock Purchase Agreement in exchange for 5,750,000 shares of its Common Stock and warrants to purchase up to 1,725,000 shares of Common Stock at an exercise price of $1.00 per share. The warrants can be exercised on a cash basis only. Mr. Eric Swartz, a director of the Company, invested $500,000 of the total amount in exchange for 500,000 shares of the Company's Common Stock and warrants to purchase up to 150,000 shares of Common Stock at an exercise price of $1.00. The sale of Common Stock to Mr. Swartz is subject to shareholder approval as described on page 7.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation earned by the President and Chief Executive Officer, all other executive officers and one key employee of the Company whose compensation exceeded $100,000 for fiscal year 2002, for services rendered in all capacities to the Company for each of the last three fiscal years. All the individuals named in the table will hereinafter be referred to as the "Named Executive Officers".

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                           ANNUAL COMPENSATION                    AWARD
                                  --------------------------------------        ----------
                                                                                SECURITIES
                                  FISCAL                                        UNDERLYING       OTHER
  NAME AND PRINCIPAL POSITION      YEAR       SALARY (1)         BONUS           OPTIONS      COMPENSATION
  ---------------------------     ------    --------------    ------------      ----------    ------------
Edward J. Legere                   2002     $  201,539        $  20,000            -              -   (2)
   President and                   2001     $   38,077 (3)    $   -              350,000          -   (2)
   Chief Executive Officer

K.A. Ajit-Simh                     2002     $   64,423 (4)    $   -              150,000          -   (2)
   Vice President,
   Quality Assurance

Terrence G. Chew, M.D.             2002     $  224,808        $ 117,000          150,000          -   (2)
   Vice President, Regulatory      2001     $  202,154        $  60,000            -              -   (2)
   and Clinical Affairs            2000     $  134,615        $   -              650,000          -   (2)

Steven W. King                     2002     $  206,827        $ 152,500 (5)      150,000          -   (2)
   Vice President, Technology      2001     $  147,539        $  42,000            -              -   (2)
   & Product Development           2000     $  131,692        $  17,500          480,000          -   (2)

Paul J. Lytle                      2002     $  188,115        $ 133,000 (6)      135,000          -   (2)
   Vice President,                 2001     $  136,462        $  39,000            -              -   (2)
   Finance and Accounting,         2000     $  113,253        $  17,500          330,000          -   (2)
   Corporate Secretary

Richard A. Richieri                2002     $  105,192        $  29,500           65,000          -   (2)
   Vice President,                 2001     $   85,000        $  25,500            -              -   (2)
   Manufacturing                   2000     $   85,000        $  16,167          280,000          -   (2)
------------------

(1) Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year and includes employee contribution amounts deferred under the Company's 401-K Plan.

(2)    Amounts were not significant enough to meet the disclosure requirements.

(3)    Represents salary from February 12, 2001 to April 30, 2001.

(4)    Represents salary from January 2, 2002 through April 30, 2002.

(5) Mr. King was granted a bonus of $100,000 during fiscal year 2002 for the launch of Avid Bioservices, Inc. Of such bonus, $70,000 was deferred until Avid reaches aggregate life-to-date revenues of $2,000,000, or upon termination.

(6) Mr. Lytle was granted a bonus of $50,000 during fiscal year 2002 for the launch of Avid Bioservices, Inc. Of such bonus, $40,000 was deferred until Avid reaches aggregate life-to-date revenues of $2,000,000, or upon termination.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants during the fiscal year ended April 30, 2002 to the Named Executive Officers.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                   NUMBER OF      PERCENT                                     ANNUAL RATES OF
                                   SECURITIES  TOTAL OPTIONS      EXERCISE                  STOCK APPRECIATION
                                   UNDERLYING    GRANTED TO        PRICE                    FOR OPTION TERM (3)
                           GRANT     OPTIONS   ALL EMPLOYEES IN  (PER SHARE)  EXPIRATION   -----------------------
    NAMED OFFICER          DATE      GRANTED    FISCAL YEAR (1)      (2)         DATE          5%          10%
----------------------- ----------  ---------  ----------------  -----------  ----------   ----------- -----------
K.A. Ajit-Simh           11/13/01    150,000        5.3%           $  1.49     11/13/11     $ 140,558   $ 356,201
Terrence G. Chew         05/07/01    150,000        5.3%           $  1.28     05/07/11     $ 120,748   $ 305,999
Steven W. King           05/07/01    150,000        5.3%           $  1.28     05/07/11     $ 120,748   $ 305,999
Paul J. Lytle            05/07/01    135,000        4.7%           $  1.28     05/07/11     $ 108,673   $ 275,399
Richard A. Richieri      05/07/01     65,000        2.3%           $  1.28     05/07/11     $  52,324   $ 132,599
------------------


(1) Options to purchase an aggregate of 2,853,440 shares were granted to all employees, directors and consultants during the fiscal year ended April 30, 2002, including the Named Executive Officers, under the Company's 1996 Stock Incentive Plan and 2002 Non-Qualified Stock Option Plan. Other than the above grants, no other options were granted to the Named Executive Officer during fiscal year 2002.

(2) All options were granted at an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant. Fair market value is the closing price of the Company's Common Stock on the date of grant.

(3) These columns show the gains the Named Executive Officer could realize if Peregrine's Common Stock on the date of grant appreciates at a rate of 5% or 10% over the ten-year term of the option. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission and are not predictions of the Company.

                 OPTION EXERCISES AND VALUES AT FISCAL YEAR END

         The following table provides information on option exercises in the fiscal year ended April 30, 2002, by the Named Executive Officers and the value of unexercised options held by the Named Executive Officers as of April 30, 2002.

                                                                     NUMBER OF
                                                         SECURITIES UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                      OPTIONS                     IN-THE-MONEY OPTIONS AT
                           SHARES                                AT APRIL 30, 2002                  APRIL 30, 2002 (2)
                        ACQUIRED ON         VALUE         ------------------------------       ------------------------------
           NAME           EXERCISE       REALIZED (1)     EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
           ----           --------       ------------     -----------      -------------       -----------      -------------
Edward J. Legere                -        $       -               -             350,000         $      -         $     80,500
K.A. Ajit-Simh                  -        $       -           20,000            130,000         $    4,200       $     27,300
Terrence G. Chew                -        $       -          355,717            353,916         $  270,650       $    256,451
Steven W. King                  -        $       -          371,542            219,291         $  367,160       $    165,523
Paul J. Lytle                   -        $       -          276,292            174,541         $  226,457       $    129,926
Richard A. Richieri             -        $       -          162,958            125,125         $  158,314       $    105,361
--------------------

(1) The value realized upon the exercise of stock options represents the difference between the exercise price of the stock option and the fair market value of the shares, multiplied by the number of options exercised on the date of exercise.
(2) The value of "In-the-money" options represents the positive spread between the exercise price of the option and the fair market value of the underlying shares based on the closing stock price of the Company's Common Stock on April 30, 2002, which was $1.70 per share. "In-the-Money" options include only those options where the fair market value of the stock is higher than the exercise price of the option on the date specified. The actual value, if any, an executive realizes on the exercise of options will depend on the fair market value of Peregrine's Common Stock at the time of exercise.

              REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

         The following report is submitted by the members of the Organization and Compensation Committee with respect to the executive compensation policies established by the Organization and Compensation Committee and compensation paid or awarded to executive officers for the fiscal year ended April 30, 2002.

         COMPENSATION POLICIES AND OBJECTIVES. The administration of the Company's compensation program is designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a highly competitive and uncertain environment. The Organization and Compensation Committee determines the Chief Executive Officer's compensation and the compensation of all executive officers by taking into consideration (i) what other chief executive officers and executive officers in the industry receive as compensation, (ii) what the Company can afford to pay, (iii) available alternative sources of compensation such as incentive stock options, (iv) annual incentive compensation that varies in a consistent manner with achievement of individual objectives and financial performance objectives of the Company, and
(v) long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals. In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements. As the Company has a history of operating losses, no specific relationship of the Company's financial performance was used in determining executive officer compensation.

         The Organization and Compensation Committee took into consideration the compensation of executive officers of similar companies within the industry for consideration of executive officer salaries. While the Organization and Compensation Committee considers the salary of other executive officers in the industry important in the consideration of its decision with respect to the executive officers' compensation, in light of the turnover history in the Company's executive ranks, the controlling factors were the compensation requirements necessary to retain the remaining current executive officers. Accordingly, the Organization and Compensation Committee based its determination of executive compensation primarily by way of comparison to the total compensation package of executive officers at comparable companies, consisting of bonus compensation and option grants in addition to an annual salary and benefits, while taking into consideration the financial condition of the Company. The Organization and Compensation Committee also based its determination with respect to certain of its executive officers on their efforts in connection with the organization and start-up operations of the Company's wholly-owned subsidiary, Avid Bioservices, Inc.

         The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive. The San Diego and Los Angeles metropolitan areas have many pharmaceutical, biotechnology and medical device companies. The majority of our competitors in this geographic area have more resources than the Company. This makes it more difficult to hire and retain key personnel throughout the organization. Historically, the Company has not had the financial resources to enter into long-term contracts with its executives. In addition, termination of employment with prior executives under long-term contracts caused an excessive financial burden for the Company in times of financial difficulty. Therefore, the Compensation Committee has elected to not enter into long-term employment contracts with its executives. Currently, no executive at the Company is working under a contract. The Compensation Committee, therefore, uses a combination of base pay, bonuses and options as incentives for personnel and executives to remain with the Company and to work in the best interest of the shareholders. The Compensation Committee has set the base pay of all of the Company's executives below the market rate as published in various industry compensation reports. The Compensation Committee then uses performance goal based bonuses for each executive which allow the executive to earn significantly more. If the performance goals are met, the executive can earn significantly more compensation, thus matching or exceeding the industry norms.

         During Fiscal year 2002, the Board of Directors set the goal of starting the Avid Bioservices contract manufacturing subsidiary. In order to control the costs of launching this new subsidiary, the Compensation Committee provided significant incentives to Steven King and Paul Lytle to not only perform all of their duties required for the effective operations of Peregrine, but to also perform all of the duties necessary for the effective operation of Avid Bioservices, Inc. These bonuses were approved by the Organization and Compensation Committee and a portion was paid during fiscal year 2002. The remainder of the bonus will be paid upon Avid Bioservives, Inc. generating $2,000,000 in life-to-date gross revenue. The Compensation Committee believes this bonus structure has saved the Company a significant amount of money by eliminating the need to hire full time executives to perform these duties during the start-up stage of Avid. The Company believes that it may have to hire full time executives for the positions of President and Chief Financial Officer for the Avid Bioservices, Inc. subsidiary in the future.

         LONG-TERM INCENTIVE COMPENSATION - STOCK OPTIONS. Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. Stock options only have value if the stock price appreciates in value from the date the options are granted. The number of options granted to each employee was based primarily on the employee's ability to influence the Company's long-term growth and profitability. If a participant were to leave prior to vesting in these options, a significant number of the options would be forfeited. This makes it more difficult for competitors to recruit key employees away from the Company during this critical time for clinical trials and the start-up of Avid Bioservices, Inc. In addition, these grants bring the percentage of fully diluted shares outstanding held by Peregrine's executive officers and employees more in line with peer organizations. The Organization and Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely align the interests of management and other employees of the Company with stockholder value and motivate the Company's officers to improve long-term stock market performance.

         BENEFITS. Benefits offered to employees serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the adverse financial effects that can result from illness, disability or death and to provide a reasonable level of insurance coverage for any medical, dental and vision problems that may be experienced by the Company's employees, as well as preventative care, at a reduced expense to the Company's employees. Benefits offered to executive officers are largely the same as those that are offered to the general employee population.

         Respectfully submitted,


         Eric S. Swartz
         Clive R. Taylor, M.D., Ph.D.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 2002, the Company's executive officers, directors and all persons who own more than ten percent (10%) of a registered class of the Company's equity securities complied with all
Section 16(a) filing requirements.

     ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER TRADING

         The following non-employee directors serve on the Organization and Compensation Committee of the Board of Directors: Eric S. Swartz and Clive R. Taylor, M.D., Ph.D. There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity which has any director or executive officer serving on the Organization and Compensation Committee, other committees or the Board of Directors of the Company.

                               COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and Nasdaq Peer group for the period beginning April 30, 1997 through April 30, 2002.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PERFORMANCE GRAPH BELOW AND THE UNDERLYING DATA, SHALL NOT BE INCORPORATED BY REFERENCE IN ANY SUCH FILINGS.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                        [GRAPH OF DATA REPRESENTED HERE]

The underlying data for the above graph is as follows:

                                         April 30,   April 30,    April 30,   April 30,   April 30,   April 30,
                                            1997        1998        1999         2000        2001        2002
                                         ----------- ----------- ------------ ----------- ----------- -----------
   Peregrine Pharmaceuticals, Inc.       $     100   $      15   $      20    $      91   $      29   $      37
   Nasdaq Pharmaceutical Index           $     100   $     124   $     149    $     299   $     287   $     232
   Nasdaq Market Index                   $     100   $     149   $     205    $     310   $     170   $     136

         The total cumulative returns on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index are based on the assumptions that on April 30, 1997, $100 was invested in the Common Stock and in each Index and that all dividends were reinvested. The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.


                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2002, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14272 Franklin Avenue, Suite 100, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company's public filings, including the Annual Report on Form 10-K, can be found on the world wide web at www.sec.gov.


                              STOCKHOLDER PROPOSALS

         Pursuant to Regulation 14a-8 of the Securities and Exchange Commission, proposals by stockholders which are intended for inclusion in the Company's proxy statement and proxy to be presented at the Company's next annual meeting must be received by the Company by April 28, 2003, in order to be considered for inclusion in the Company's proxy materials. Such proposals shall be addressed to the Company's Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than August 1, 2003. If a stockholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in the Company's proxy statement).


                                  OTHER MATTERS

         Management of the Company does not know of any other matters, that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                              By Order of the Board of Directors


                                              ----------------------------------
                                              Paul J. Lytle
                                              Vice President,
                                              Finance & Accounting
                                              Corporate Secretary

August [ ], 2002
Tustin, California

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PEREGRINE PHARMACEUTICALS, INC,
                             a Delaware corporation


         PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

         1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

         "RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

                  "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 180,000,000, of which (i) 175,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

         2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Edward J. Legere, its President & CEO, and attested to by Paul J. Lytle, its Secretary, this _____ day of October, 2002.

                                           PEREGRINE PHARMACEUTICALS, INC,
                                           a Delaware corporation




                                           By:
                                               ---------------------------------
                                               Edward J. Legere, President & CEO

ATTEST:


--------------------------------
    Paul J. Lytle, Secretary

                              [FORM OF PROXY CARD]

                         PEREGRINE PHARMACEUTICALS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 22, 2002

         The undersigned hereby appoints Edward J. Legere and Paul J. Lytle, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of Common Stock of PEREGRINE PHARMACEUTICALS, INC. held of record by the undersigned on August 26, 2002, at the Annual Meeting of Stockholders to be held at Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612 on October 22, 2002, at 10:00 A.M., Pacific Time, and at any and all adjournments thereof.

         1. ELECTION OF DIRECTORS:

            [ ]  FOR                                     [ ]  WITHHOLD AUTHORITY

         approval of the election of all nominees listed below (except as marked to the contrary below):

                               Carlton M. Johnson
                               Edward J. Legere
                               Eric S. Swartz
                               Clive R. Taylor, M.D., Ph.D.

         To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

         ______________________________________________________________________

         2. APPOINTMENT OF INDEPENDENT AUDITORS. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 30, 2003.

         [ ]  FOR                [ ]  AGAINST                      [ ]  ABSTAIN


         3. AMENDMENT OF CERTIFICATE OF INCORPORATION. Approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 25,000,000.

         [ ]  FOR                [ ]  AGAINST                      [ ]  ABSTAIN


         4. SALE OF STOCK TO DIRECTOR. Approval of the sale of 500,000 shares of Common Stock to the Company's director, Mr. Eric Swartz.

         [ ]  FOR                [ ]  AGAINST                      [ ]  ABSTAIN

         5. SALE OF A NUMBER OF SECURITIES THAT MAY EXCEED 20% OF THE ISSUED AND OUTSTANDING COMMON STOCK OF THE COMPANY. Approval of the sale of an aggregate of $9,000,000 of securities of the Company that may require stockholder approval pursuant to Nasdaq Marketplace Rule 4350(i)(1)(D).

         [ ]  FOR                [ ]  AGAINST                      [ ]  ABSTAIN

         6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 through 5.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        Dated:________________________ ___, 2002


                                        Name:___________________________________


                                        Common Shares:__________________________


                                        ________________________________________
                                                       Signature


                                        ________________________________________
                                             Signature (if jointly held)


                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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